EXHIBIT 10.1

ARAMARK HOLDINGS CORPORATION
FOURTH AMENDED AND RESTATED
2007 MANAGEMENT STOCK INCENTIVE PLAN
ARTICLE I
PURPOSE OF THE PLAN
The purpose of the FOURTH AMENDED AND RESTATED ARAMARK HOLDINGS CORPORATION 2007 MANAGEMENT STOCK INCENTIVE PLAN (the “Plan”) is to further the growth and success of ARAMARK Holdings Corporation, a Delaware corporation (the “Company ”), and its Affiliates (as hereinafter defined) by enabling directors and employees of, or consultants to, the Company or any of its Affiliates to acquire Shares (as hereinafter defined), thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding performance by such persons to the Company and/or its Affiliates. Awards granted under the Plan shall include nonqualified stock options (referred to herein as “Options ”), restricted shares of Common Stock (“Restricted Stock”), the opportunity to purchase shares of Common Stock (“Purchased Stock”) and such Other Stock-Based Awards as the Board may determine (collectively, the “Awards”).
ARTICLE II
DEFINITIONS
As used in the Plan, the following terms shall have the meanings set forth below:
“Adoption Agreement” means an agreement between the Company and an individual eligible to become a Participant or a holder of Shares, pursuant to which such individual agrees to become a party to the Stockholders Agreement (which, for the avoidance of doubt, may consist solely of a counterpart signature page to the Stockholders Agreement).
“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person or any other entity designated by the Board in which the Company or an Affiliate has an interest. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies (whether through the ownership of securities or any partnership or other ownership interests, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of any of the Sponsor Stockholders or any of their Affiliates, other than the Company and its Subsidiaries.
“Award” has the meaning set forth in Article I hereof.

“Award Agreement” means any writing setting forth the terms of an Award that has been duly authorized and approved by the Board or the Committee.
“Award Committee” has the meaning set forth in Section 3.3(b) hereof.
“Board” means the Board of Directors of the Company.
“Cause” means, with respect to a Participant: (i) if such Participant is at the time of termination a party to any employment, consulting or other similar agreement (any such agreement, an “Individual Agreement”) that defines such term, the meaning given in such Individual Agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in the Award Agreement; and (iii) in all other cases, such Participant's (A) commission of a felony or a crime of moral turpitude; (B) commission of a willful and material act of dishonesty involving the Company; (C) material breach of the Company's Business Conduct Policy that causes harm to the Company or its business reputation; or (D) willful misconduct that causes material harm to the Company or its business reputation.
“Change of Control” has the meaning set forth in the Stockholders Agreement.
“Closing Date” has the meaning ascribed thereto in the Agreement and Plan of Merger made and entered into as of the 8th day of August, 2006, by and among RMK Acquisition Corporation, a Delaware corporation, RMK Finance LLC, a Delaware limited liability company, and the Company (the “Merger Agreement”).
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation and Human Resources Committee of the Board or such other committee appointed by the Board to administer the Plan (and, before the time that the Board appoints such committee and such committee first meets to take action, the Board).
“Common Stock” means the common stock of the Company, par value $.01 per share.
“Company” has the meaning set forth in Article I hereof.
“Corporate Transaction” has the meaning set forth in Section 7.1 hereof.
“Deferred Stock Unit” or “DSU” means the right to receive one whole Share for each whole Deferred Stock Unit, and cash for fractional Deferred Stock Units, upon the terms and conditions set forth in the respective Award Agreement granting the Award.
“Disability” means, unless the Award granted to the applicable Participant is subject to Section 409A of the Code, with respect to each Participant, the Participant is (1) unable to perform the material and substantial duties of the Participant's Regular Occupation (as defined herein below) due to the Participant's sickness or injury; and (2) the Participant is under the regular care of a qualified doctor; and (3) the Participant has incurred a 20% or more loss in the Participant's monthly earnings due to that sickness or injury (or such other definition of disability that results in a termination of employment and commencement of receipt of benefits under the Company or its Affiliate's long term disability plan, as in effect at the applicable time (the “LTD Plan”)). In the event that the Award granted to the applicable Participant is subject to Section 409A of the Code, the term Disability, shall instead have the meaning of “Disability” as defined under Section 409A of the Code or any successor provision of the Code at the applicable time. For purposes of this definition, the term “Regular Occupation” means the occupation the Participant is routinely performing when the Participant's Disability begins, which shall be determined by the LTD Plan Claims Administrator as provided in the LTD Plan.
“Effective Date” means January 25, 2007 (the date the Plan was adopted by the Board and approved by the shareholders of the Company).
“Excess” has the meaning set forth in Section 7.2 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means (1) on the Closing Date, the price the Sponsor Stockholders paid to acquire the Common Stock and (2) as of any subsequent, specified date, if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock on any national securities exchange or any national market system (including, but not limited to, The NASDAQ National Market) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not then listed on any national securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its Fair Market Value is to be made, then “Fair Market Value” shall have the meaning set forth in the Stockholders Agreement. In connection with any of the foregoing, solely to the extent necessary to avoid causing an Option or an Other Stock-Based Award (if and where applicable) to be deemed deferred compensation within the meaning of Section 409A of the Code, the Board may deviate from such meaning and determine Fair Market Value in such manner as it deems appropriate, reasonable and in good faith is required to comply with Section 409A of the Code, after consultation with counsel to the Company, but in all cases will make such determination in a manner that is as close as possible to that set forth herein.
“IPO” has the meaning set forth in the Stockholders Agreement.
“Installment Stock Purchase Opportunity Option” or “ISPO Option” means those Options that the Committee (or Award Committee, as applicable) have designated as “ISPO Options”, which constitute Options that have limited periods of exercisability, as set forth in the relevant Award Agreement.

“Net Exercise” means a Participant's ability to exercise an Option by directing the Company to deduct from the shares of Common Stock issuable upon exercise of his Options a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate Option Price therefor plus the amount of the Participant's Tax Withholding, and the Company shall thereupon issue to the Participant the net remaining number of Shares after such deductions.
“Notice” has the meaning set forth in Section 5.6 hereof.
“Option” has the meaning set forth in Article I hereof.
“Option Price” has the meaning set forth in Section 5.4 hereof.
“Option Shares” has the meaning set forth in Section 5.6(b) hereof.
“Original Shares” has the meaning set forth in the Stockholders Agreement.
“Other Stock-Based Awards” has the meaning set forth in Section 6.1 hereof.
“Participant” has the meaning set forth in Section 4.1 hereof.
“Performance Based Awards” has the meaning set forth in Section 3.5 hereof.
“Person” shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Plan” has the meaning set forth in Article I hereof.
“Public Offering” has the meaning set forth in the Stockholders Agreement.
“Reserved Shares” means, subject to adjustment in accordance with Section 7.1 below: (1) an aggregate number of Shares equal to 15.5% of the fully-diluted Common Stock of the Company as of immediately after the Closing Date (the “Fully Diluted Equity”), up to 11% of which will be granted at or within ninety days following the Closing Date (the “Initial Grant Pool”) and the remainder of which will be granted in future years; provided that any amount of Shares subject to the Initial Grant Pool that are not granted within such ninety-day period, and any related Returned Shares, may be granted under an Award at any time during the term of this Plan; plus (2) the aggregate number of Shares that constitute Original Shares (other than those held by Joseph Neubauer or any of the Sponsor Stockholders) (and any related Returned Shares); plus (3) 400,000 Shares available exclusively for issuance under the Plan pursuant to Awards of Deferred Stock Units to non-employee directors of the Company (and any related Returned Shares); plus (4) 2,210,000 Shares in the aggregate, available exclusively for issuance under the Plan pursuant to Awards to be made in June 2012 to the then new Chief Executive Officer of the Company (“2012 CEO Grants”); plus (5) 1,600,000 Shares in the aggregate, available exclusively for issuance under the Plan pursuant to Awards to be made in 2013 to the Chief

Executive Officer of the Company (“2013 CEO Grants,” together with the 2012 CEO Grants, the “New CEO Grants”).
“Restricted Stock” means, Shares granted subject to certain specified restrictions, upon the terms and conditions set forth in the respective Award Agreement granting the Award.
“Restricted Stock Unit” or “RSU” means the right to receive one whole Share for each whole Restricted Stock Unit, and cash for fractional Restricted Stock Units, upon the terms and conditions set forth in the respective Award Agreement granting the Award.
“Retirement” means with respect to a Participant the retirement of such Participant upon or after achieving age 60 and five (5) years of employment with the Company, any of its Affiliates, and/or any of their respective predecessors.
“Returned Shares” has the meaning set forth in Section 3.6(b) hereof.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means shares of Common Stock.
“Spin-off” means any distribution without consideration of shares of a Subsidiary to shareholders of the Company.
“Sponsor Stockholders” has the meaning set forth in the Stockholders Agreement.
“Sponsor Investment” means direct or indirect investments in Shares made by the Sponsor Stockholders on or after the Closing Date, but excluding any purchases or repurchases of Shares on any securities exchange or any national market system after an IPO. Any direct or indirect investments in Shares made by the Sponsor Stockholders after the Closing Date shall be included in this definition except in the event and to the extent that the Sponsor Stockholders waive such inclusion herein for any purpose under this Plan.
“Stockholders Agreement” means the Stockholders Agreement, dated on or about January 26, 2007, among the Company and the holders party thereto, as it is amended, supplemented, restated or otherwise modified from time to time.
“Subsidiary” means any corporation or other entity of which the Company owns securities or interests having a majority, directly or indirectly, of the ordinary voting power in electing the board of directors, managers, general partners or similar governing Persons thereof.
“Tax Withholding” means a Participant's minimum tax withholding with respect to any Award granted hereunder.
“Termination Date” means the tenth anniversary of the Effective Date.
“Termination of Relationship” means (i) if the Participant is an employee of the Company or any Affiliate, the termination of the Participant's employment with the Company and its Affiliates for any reason; (ii) if the Participant is a consultant to the Company or any Affiliate, the termination of the Participant's consulting relationship with the Company and its Affiliates for any reason; and (iii) if the Participant is a director of the Company or any Affiliate, the termination of the Participant's service as a director of the Company or such Affiliate for any reason; including, in the case of clauses (i), (ii) or (iii), as a result of such Affiliate no longer being an Affiliate of the Company because of a sale, divestiture or other disposition of such Affiliate by the Company (whether such disposition is effected by the Company or another Affiliate thereof). Notwithstanding the foregoing, unless otherwise approved by the Chief Executive Officer of the Company (provided that such authority shall be effective only to the extent that neither its existence nor its exercise would result in imposition of taxes under Section 409A of the Code), a Termination of Relationship shall not be deemed to have occurred if a Participant remains an employee or director of the Company or any Affiliate, but a Termination of Relationship shall be deemed to have occurred if a Participant remains a consultant of the Company or any Affiliate.
“Vested Options” means Options that have vested in accordance with the applicable Award Agreement.

ARTICLE III
ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN
Section 3.1.    Committee.
The Plan shall be administered by the Committee.
Section 3.2.    Procedures.
The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan, which shall be consistent with the current practice of the Compensation and Human Resources Committee of ARAMARK Corporation as of the Effective Date.

Section 3.3.    Interpretation; Powers of Committee.
Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any Award, except as may otherwise be provided in the Award Agreement evidencing such Award or an Individual Agreement between the Participant and Company, the Committee shall have all powers with respect to the administration of the Plan, including the authority to
:
(a)    determine eligibility and the particular persons who will receive Awards;

(b)    grant Awards to eligible persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of the Plan, establish the installments (if any) in which such Awards will become exercisable or will vest and the respective consequences thereof (or determine that no delayed exercisability or vesting is required), and establish the events of termination or reversion of such Awards; provided, however, that the Committee may also delegate, at any time and from time to time, to any sub-committee of the Committee and the Board may also delegate, at any time and from time to time, to any other committee of the Board (in either case which shall consist of one or more members of the Committee or Board, respectively, and may consist solely of the Chief Executive Officer of the Corporation so long as he or she is a member of the Committee or Board, respectively) (an “Award Committee”), subject to such guidelines as the Board, the Committee or the Award Committee may establish from time to time, the authority to grant Awards under the Plan
(c)    approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;
(d)    construe and interpret the provisions of the Plan and any Award Agreement or other agreement defining the rights and obligations of the Company and Participants under the Plan, make factual determinations with respect to the administration of the Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan;
(e)    cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Article X;
(f)    accelerate or extend the exercisability or extend the term of any or all outstanding Awards, subject to any consent required under ARTICLE X; and
(g)    make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes, other than the amendment of any Plan provision, which power and authority shall be held by the Board and subject to the Stockholders Agreement.
All decisions of the Board or the Committee, as the case may be, shall be made in good faith and shall be conclusive and binding on all Participants in the Plan.
Section 3.4.    Terms of Certain Award Agreements. [Intentionally omitted.]
Section 3.5.    Compliance with Code Section 162(m).
In the event the Company becomes a “publicly-held corporation” as defined in Code §162(m)(2), the Company may establish a committee of outside directors meeting the requirements of Code §162(m)(2) to (i) approve Awards that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Code §162(m); and (ii) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee. In addition, to the extent Code §162(m) is applicable, Awards under the Plan may be granted upon satisfaction of the conditions to such grants provided pursuant to Code §162(m) and any Treasury Regulations promulgated thereunder. In connection with the foregoing, (i) subject to adjustment in accordance with Section 7.1, the maximum number of Shares for which Options, and any Other Stock-Based Awards that are intended to qualify as performance-based compensation under Code §162(m) (“Performance Based Awards”), may be granted during any calendar year to any Participant shall be 7,500,000, and (ii) the maximum amount of a Performance Based Award that can be paid in cash to any Participant during any calendar year shall be $90,000,000.

Section 3.6.    Number of Shares.
(a)    Subject to the provisions of Article VII (relating to adjustments upon changes in capital structure and other corporate transactions), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall not exceed the Reserved Shares.
(b)    Shares of Restricted Stock or Shares that are subject to or underlie Options or Restricted Stock Units granted under the Plan that expire, are redeemed as part of a Net Exercise settlement or as part of the payment of any Option Price or of any tax withholding, or for any reason are canceled or terminated without having been exercised or delivered (or Shares subject to or underlying the unexercised portion of any Options, in the case of Options that were partially exercised at the time of their expiration, cancellation or termination or Shares subject to or underlying the undelivered portion of any Restricted Stock, Restricted Stock Units, in the case of Restricted Stock Units that had partially delivered shares at the time of their expiration, cancellation or termination), including in any such instance any Restricted Stock, Options, or Shares subject to or underlying Restricted Stock, Options or Restricted Stock Units, that are purchased by the Company from the Participants pursuant to the Stockholders Agreement or otherwise, and Shares that were Purchased Stock or other Shares issued in exchange for shares of common stock of the Company in connection with the Merger by a Participant, that are purchased by the Company from the Participants pursuant to the Stockholders Agreement or otherwise, shall again become available for subsequent Awards of Restricted Stock, Options, Restricted Stock Units or Purchased Stock under the Plan (any Shares so expired, redeemed, cancelled, terminated or purchased, “Returned Shares”). In addition to the foregoing, Shares that are subject to Awards of Deferred Stock Units or New CEO Grants that are forfeited without settlement of Shares, and Shares purchased by the Company from any Participants who are non-employee directors of the Company or former Management Stockholders pursuant to the Stockholders Agreement or otherwise, shall again only become available for subsequent Awards of Deferred Stock Units or New CEO Grants, respectively, under the Plan, and for all purposes of this Plan shall be included in the term “Returned Shares” as defined in the immediately preceding sentence.
Section 3.7.    Reservation of Shares.
The number of Shares reserved for issuance with respect to Awards granted under the Plan shall at no time be less than the maximum number of Shares which may be issued or delivered at any time pursuant to outstanding Awards.
ARTICLE IV
ELIGIBILITY
Section 4.1.    General.
Awards may be granted under the Plan only to persons who are employees or directors of, or consultants to, the Company or any of its Affiliates on the date of the grant. Each such person to whom an Award is granted under the Plan is referred to herein as a “Participant.”
ARTICLE V
STOCK OPTIONS
Section 5.1.    General.
Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Each Option granted under the Plan shall be subject to the terms and conditions set forth in the Plan. Each Option shall be evidenced by an Award Agreement incorporating the terms and provisions of the Plan that shall be executed by the Company and the Participant. The Award Agreement shall specify the number of Shares for which such Option shall be exercisable, the Option Price (as defined in Section 5.4 below) for such Shares and the other terms and conditions of the Option.

Section 5.2.    Vesting.
The Committee, in its sole discretion, shall determine whether and to what extent any Options are subject to vesting based upon the Participant’s continued service to, or the Participant’s performance of duties for, the Company and its Subsidiaries, and/or upon any other basis.
Section 5.3.    Date of Grant.
Except as may be otherwise provided in an Award Agreement or as may be required by applicable law, the date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant.

Section 5.4.    Option Price.
The “Option Price” shall be the exercise price per Share of any Option granted under this Plan, to be determined by the Committee and set forth in the Award Agreement. In no event, however, may the Committee determine an Option Price that is less than the Fair Market Value of the Share on the date of grant.
Section 5.5.    Payment of Option Price and Tax Withholding.
The aggregate Option Price (and any Tax Withholding due) shall, to the extent permitted by applicable law, be paid:
(a)    in cash (by wire transfer of immediately available funds to a bank account of the Company, by delivery of a certified check payable to the Company);
(b)    by surrender of shares of Common Stock (by delivery of such shares or by attestation) with a Fair Market Value equal to the Option Price; provided that such Shares have been held by the Participant for such period, if any, as may be required from time to time by the Committee in order to satisfy applicable generally accepted accounting principles);
(c)    pursuant to a Net Exercise arrangement; provided, however, that in such event, the Committee may exercise its discretion to limit or prohibit the use of a Net Exercise solely with respect to Tax Withholding if the Committee determines in good faith that to allow for a Net Exercise with respect to Tax Withholding would result in a material negative impact on the Company's and its Subsidiaries, near-term liquidity needs; provided, further, however, that solely with respect to an ISPO Option, a Net Exercise arrangement may be limited or prohibited as provided in the Award Agreement;
(d)    if the Common Stock is a class of securities then listed or admitted to trading on any national securities exchange or traded on any national market system (including, but not limited to, The Nasdaq National Market), in compliance with any cashless exercise program authorized by the Board or the Committee for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3 under the Exchange Act); or
(e)    a combination of the methods set forth in this Section 5.5.
Section 5.6.    Notice of Exercise.
A Participant (or other person, as provided in Section 8.2) may exercise an Option (for the Shares represented thereby) granted under the Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Award Agreement evidencing his Option, by delivering a notice (the “Notice”) to the Company in accordance with the Option exercise notice practices and procedures in effect at ARAMARK Corporation as of the Effective Date. In accordance therewith, the Notice may include the following:

(a)    that the Participant elects to exercise the Option;
(b)    the number of Shares with respect to which the Option is being exercised (the “Option Shares”);
(c)    the method of payment for the Option Shares (which method must be available to the Participant under the terms of his Award Agreement);
(d)    the date upon which the Participant desires to consummate the purchase of the Option Shares (which date must be prior to the termination of such Option); and
(e)    any additional provisions with respect to Notice consistent with the Plan as the Committee may from time to time require.
The exercise date of an Option shall be the date on which the Company receives the Notice and any payment due from the Participant. Such Notice shall also contain, to the extent such Participant is not then a party to the Stockholders Agreement (and the Stockholders Agreement has not been terminated prior to such date), an Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Participant agrees to become a party to the Stockholders Agreement.
ARTICLE VI
OTHER STOCK-BASED AWARDS
Section 6.1.    Other Stock-Based Awards.
Subject to the Stockholders Agreement and subject to the Reserved Shares limit referred to in Section 3.6(a) of this Plan, the Committee may grant or sell awards of Shares, including awards of Restricted Stock, Purchased Stock and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares, including, without limitation, awards of Deferred Stock Units and Restricted Stock Units (all such other awards, the “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards under the Plan. Subject to the provisions of the Plan and the Stockholders' Agreement, the Committee shall determine to whom and when other stock-based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Awards; whether such Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Section 6.2.    Issuance of Shares to Participants.
The Company shall issue Shares to a Participant upon the entry by the Company into the stockholder records of the Company in the name of the Participant (or other person exercising the applicable Option in accordance with the provisions of Section 8.2) of the number of Shares acquired by the Participant under the Plan, whether upon exercise of an Option (in which case such issuance shall occur as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such Shares) or otherwise; provided that (x) to the extent such Participant is not then party to the Stockholders Agreement (and the Stockholders Agreement has not been terminated prior to such date), prior to the issuance of any Shares such Participant shall enter into an Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Participant agrees to become a party to the Stockholders Agreement and (y) the Company, in its sole discretion, may elect to not issue any fractional Shares upon the exercise of an Option (determining the fractional Shares after aggregating all Shares issuable to a single holder as a result of an exercise of an Option for more than one Share) and, in lieu of issuing such fractional Shares, shall pay the Participant the Fair Market Value thereof. Neither the Participant nor any person exercising an Option in accordance with the provisions of Section 8.2 shall have any privileges as a stockholder of the Company with respect to any Shares of stock issuable under any Award granted under the Plan until the date of entry of the stockholdings of the Participant into the stockholder records of the Company representing such Shares pursuant to this Section 6.2.

ARTICLE VII
ADJUSTMENTS
Section 7.1.    Changes in Capital Structure.
(a)    Subject to Section 7.2, in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, an extraordinary cash dividend, separation, Spin-off or a reorganization, the Committee shall act in good faith and make appropriate and equitable substitutions or adjustments, as applicable, to: (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) performance metrics and targets underlying outstanding Awards; and (D) the Option Price of outstanding Options.
(b)    In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee shall act in good faith and make appropriate and equitable substitutions or adjustments, as applicable, to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) performance metrics and targets underlying outstanding Awards; and (D) the Option Price of outstanding Options. In the case of a Corporate Transaction that does not constitute a Change of Control, the Committee shall act in good faith and make appropriate and equitable substitutions or adjustments, which, in addition to those identified in the immediately preceding sentence, may also include, without limitation, (1) the cancellation of outstanding Awards in exchange for, on a per Share basis, the same amount and kind of consideration, in the same proportion, as that received by each Sponsor Stockholder in respect of each Share held (directly or indirectly) by the Sponsor Stockholder (less, in the event an Award is an Option, the applicable Option Price); and (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards.
(c)    In the case of a Corporate Transaction that does constitute a Change in Control, unless any given Participant agrees otherwise with respect to his or her own Awards, all then outstanding Awards shall be cancelled in exchange for, on a per Share basis, the same amount and kind of consideration, in the same proportion, as that received by each Sponsor Stockholder in respect of each Share held (directly or indirectly) by the Sponsor Stockholder (less, in the event an Award is an Option, the applicable Option Price).
Section 7.2.    Extraordinary Cash Distributions.
In the event of an extraordinary cash distribution on Shares subject to an Option, the Option Price of such Option shall be reduced by the amount of such cash distribution (the “Adjustment Amount”), but only to the extent permitted without subjecting such Option to Section 409A of the Code. If the Adjustment Amount exceeds the reduction permitted without subjecting such Option to Section 409A of the Code (such excess, the “Excess”), then, if and when the Option becomes a Vested Option, the holder thereof shall receive, in addition to the Shares subject to such Option, an amount in cash or in the form of additional Shares having a value equal to the Excess; and otherwise the Options shall be subject to the applicable provisions of Section 7.1 above.
ARTICLE VIII
RESTRICTIONS ON AWARDS
Section 8.1.    Compliance With Securities Laws.
(a)    No Awards shall be granted under the Plan, and no Shares shall be issued and delivered pursuant to Awards granted under the Plan, unless and until the Company and/or the Participant shall have complied with all applicable Federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.
(b)    The Committee in its discretion may, as a condition to the delivery of any Shares pursuant to any Award granted under the Plan, require under the Award Agreement that the applicable Participant (i) represent in writing that the Shares received pursuant to such Award are being acquired for investment and not with a view to distribution and (ii) make such other representations and warranties as are deemed reasonably appropriate by the Committee. Stock certificates representing Shares acquired under the Plan that have not been registered under the Securities Act shall, if required by the Committee, bear such legends as may be required by the Stockholders Agreement and the applicable Award Agreement.
Section 8.2.    Nonassignability of Awards.
(a)    No Award granted under this Plan shall be assignable or otherwise transferable by the Participant, except by designation of a beneficiary, by will or by the laws of descent and distribution, in each case in compliance with applicable laws. An Option may be exercised during the lifetime of the Participant only by the Participant, unless the Participant dies or becomes subject to a Disability. If a Participant dies or becomes subject to a Disability, his Options shall thereafter be exercisable, during the period specified in the applicable Award Agreement (as the case may be), by the Participant subject to a Disability by his designated beneficiary or if no beneficiary has been designated in writing, or by his executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Participant at the time of (and after giving effect to any vesting that may occur in connection with) his death or Disability.
(b)    Before granting any Awards or issuing any Shares under the Plan to any person who is not already a party to the Stockholders Agreement, the Company shall obtain an executed Adoption Agreement from such person, unless a Public Offering shall have already occurred prior to such grant or issuance.

Section 8.3.    No Right to an Award or Grant.
Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give an employee, director or consultant any right to be granted an Option to purchase Common Stock, receive an Award under the Plan except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth in the Award Agreement. The Plan will be unfunded. The Company will not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.
Section 8.4.    No Evidence of Employment or Service.
Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion (subject to the terms of any separate agreement to the contrary), at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

Section 8.5.    No Liability with Respect to Any Corporate Action.
Subject to Section 3.4 and Article XIII, nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any Subsidiary or Affiliate of the Company from taking any corporate action which is deemed by the Company or by its Subsidiaries and Affiliates to be appropriate or in its best interest and no Participant or beneficiary of a Participant will have any claim against the Company or any affiliate as a result of any such corporate action.
ARTICLE IX
TERM OF THE PLAN
This Plan shall become effective on the Effective Date and shall terminate on the Termination Date. No Awards may be granted after the Termination Date. Any Award outstanding as of the Termination Date shall remain in effect and the terms of the Plan will apply until such Award terminates as provided in the Plan or the applicable Award Agreement.
ARTICLE X
AMENDMENT OF PLAN
Subject to any applicable provision of the Stockholders Agreement, the Plan may be modified or amended in any respect, and at any time or from time to time, by the Board or by the Committee with the prior approval of the Board. Notwithstanding the foregoing, the Plan may not be modified or amended as it pertains to any existing Award Agreement without the consent of an applicable Participant where such modification or amendment would materially impair the rights of such Participant. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or regulation or the listing standards of the securities exchange, which is, at the applicable time, the principal market for the Common Stock.
ARTICLE XI
CAPTIONS
The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.
ARTICLE XII
WITHHOLDING TAXES

Upon any exercise or payment of any Award, the Participant shall be required to pay or provide for payment of the amount of any Tax Withholding which the Company or any Subsidiary may be required to withhold with respect to any exercise of an Option or other payment of an Award; provided, that to the extent permitted by applicable law or as otherwise provided in the Award Agreement, the Participant may satisfy such payment obligations to the Company through (i) the deduction from any amount payable to the Participant in cash or securities in respect of the Award the amount of any taxes which the Company may be required to withhold with respect to such exercise or payment; or (ii) in accordance with the provisions of Section 5.5(c) hereof, the reduction of the number of Shares to be delivered to the Participant in connection with such exercise or payment by the appropriate number of Shares, valued at their then Fair Market Value, to satisfy the minimum Tax Withholding obligation; provided, however, that in such event, the Committee may exercise its discretion to limit or prohibit the use of Shares for such Tax Withholding if the Committee determines in good faith that to allow for the use of such Shares with respect to Tax Withholding would result in a material negative impact on the Company's and its Subsidiaries, near-term liquidity needs; provided, further, however, that solely with respect to an ISPO Option, a Net Exercise arrangement may be limited or prohibited as provided in the Award Agreement. In no event will the value of Shares withheld under clause (ii) above exceed the minimum amount of required Tax Withholding under applicable law.
ARTICLE XIII
CODE SECTION 409A COMPLIANCE
If any term, distribution or settlement of an Award, or any other action by the Company (including by the Committee) pursuant to the terms of this Plan or an Award Agreement, subjects a Participant to tax under Section 409A of the Code, the Company shall indemnify and hold harmless the Participant for any taxes, interest and penalties the Participant may incur under Section 409A of the Code as a result thereof, such that on a net-after-tax basis, the Participant shall not be liable for any such taxes, interest or penalties, or for any taxes, interest or penalties imposed upon the Company’s provision of such indemnity. The Company and the Participant shall cooperate in good faith, and consult with tax counsel to the Company, to restructure the Award and the Award Agreement (which may require the provision of an alternative payment or benefit, but which shall not convey an economic benefit to the Participant that is diminished in value to the Participant other than in a de minimis manner) in a manner that will cause the Participant to not be subject to such taxes, interest and penalties in respect of the Award and the Award Agreement (or any such restructured arrangement).
Further, if any Award is subject to Section 409A of the Code, (a) references under the Plan or the applicable Award Agreement to the Participant’s Termination of Relationship shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code and (b) any installment of Shares or cash due under any such Award shall constitute a “separate payment” within the meaning of Section 409A of the Code. In addition, if at the time of the Participant’s separation from service with the Company, the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable under any Award as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a Termination of Relationship.
ARTICLE XIV
SECTION 16 COMPLIANCE
In the event that the Company becomes subject to Section 16 of the Exchange Act, it is intended that the Plan and any Award made to a Participant subject to Section 16 of the Exchange Act will meet all of the requirements of Rule 16b-3. Accordingly, unless otherwise provided by the Committee, if any provisions of the Plan or any Award would disqualify the Plan or the Award, or would otherwise not comply with Rule 16b-3, such provision or Award will be construed or deemed amended to conform to Rule 16b-3.
ARTICLE XV
OTHER PROVISIONS
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
ARTICLE XVI
NUMBER AND GENDER
With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.
ARTICLE XVII
MISCELLANEOUS
Section 17.1.    Affiliate Employees.

In the case of a grant of an Award to an employee or consultant of any Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.
Section 17.2.    Foreign Employees and Foreign Law Considerations.
The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
Section 17.3.    Information Delivery.
The Company will provide the following information to all Participants who hold Options until such times as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption from registration of stock options under the Exchange Act as provided in Rule 12h-1(f)(1) of the Exchange Act; provided that the Company’s obligation to provide any such information may be subject to any confidentiality requirements imposed by the Company:
The information described in Rules 701(e)(3), (4), and (5) under the Securities Act every six months, with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Participants who hold Options or by written notice to the Participants who hold Options of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information.
ARTICLE XVIII
GOVERNING LAW
All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
* * * * * *
As adopted by the Board and the shareholders of ARAMARK Holdings Corporation on January 25, 2007; amended and restated and approved by the Board on November 13, 2007 and by the shareholders of ARAMARK Holdings Corporation on November 13, 2007; amended as approved by the Board on January 23, 2008; amended as approved by the Board on December 9, 2009; amended as approved by the Board on March 1, 2010; as amended and restated and approved by the Board on June 21, 2011 and by the shareholders of ARAMARK Holdings Corporation on June 21, 2011; and as amended and restated and approved by the Board on February 7, 2012 and by the shareholders of ARAMARK Holdings Corporation on February 9, 2012; and as amended and restated and approved by the Board on May 7, 2012 and by the shareholders of ARAMARK Holdings Corporation on May 8, 2012; and as amended and restated and approved by the Compensation and Human Resources Committee, after delegation of authority by the Board, on June 20, 2013 and by the shareholders of ARAMARK Holdings Corporation on June 24, 2013.